CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 22, 2017, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Bankrate, Inc. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said reports in the Registration Statements of Bankrate, Inc. on Forms S-8 (File No. 333-175000 and File No. 333-206601).

/s/ GRANT THORNTON LLP

New York, New York

March 22, 2017